Exhibit 99.1

LXP INDUSTRIAL TRUST
TRADED: NYSE: LXP
515 N FLAGLER DR, SUITE 408
WEST PALM BEACH, FL 33401
FOR IMMEDIATE RELEASE

LXP INDUSTRIAL TRUST REPORTS FOURTH QUARTER 2024 RESULTS
West Palm Beach, FL - February 13, 2025 - LXP Industrial Trust (“LXP”) (NYSE:LXP), a real estate investment trust focused on Class A warehouse and distribution real estate investments, today announced results for the quarter and year ended December 31, 2024.
Fourth Quarter 2024 Highlights
•Recorded Net Income attributable to common shareholders of $31.4 million, or $0.11 per diluted common share.
•Generated Adjusted Company Funds From Operations available to all equityholders - diluted (“Adjusted Company FFO”) of $47.0 million, or $0.16 per diluted common share.
•Increased Same-Store NOI 4.1% compared to the same period in 2023.
•Completed 1.0 million square feet of new leases and lease extensions, raising Base and Cash Base Rents by 66.3% and 42.6%, respectively, excluding a fixed-rate renewal.
•Acquired four warehouse facilities for an aggregate cost of $157.6 million.
•Placed into service a 625,238 square foot build-to-suit warehouse facility located in the Greenville/Spartanburg, South Carolina market.
•Invested an aggregate of $21.0 million in development activities.
•Disposed of three warehouse facilities for an aggregate gross price of $136.7 million.
•Sold land subject to a sales-type lease in Phoenix, Arizona for a gross price of $86.5 million.

Subsequent Events
•Leased 540,000 square feet, raising Cash Base Rent by 59%.
•Repaid $50.0 million of the $300.0 million term loan.

Full Year 2024 Highlights
•Recorded Net Income attributable to common shareholders of $37.9 million, or $0.13 per diluted common share.
•Generated Adjusted Company FFO of $189.4 million, or $0.64 per diluted common share.
•Completed 4.5 million square feet of new leases and lease extensions, raising Base and Cash Base Rents by 46.5% and 39.7%, respectively, excluding tenant improvement reimbursements in one lease and a fixed-rate renewal.

•Increased Same-Store NOI 5.0% compared to 2023.
•Placed into service three fully-leased warehouse facilities containing an aggregate of 1.4 million square feet in the Phoenix, Arizona, Greenville/Spartanburg, South Carolina and Columbus, Ohio markets.
•Invested an aggregate of $108.7 million in development activities and $7.6 million in a value-add opportunity at the Orlando, Florida asset.
•Sold remaining two consolidated office assets.
•Disposed of four warehouse facilities for an aggregate gross price of $165.3 million.
•Satisfied $198.9 million aggregate principal amount of 4.40% Senior Notes due 2024 at maturity.
•Entered into interest rate swap agreements for an aggregate amount of $250.0 million of the term loan and an aggregate amount of $82.5 million of the Trust Preferred Securities.

T. Wilson Eglin, Chairman and Chief Executive Officer of LXP, commented "We finished 2024 with another strong quarter driven by excellent leasing outcomes and solid same-store growth. We completed 4.5 million square feet of leasing throughout the year, increasing Base and Cash Base rents approximately 46% and 40%, respectively, generated attractive same-store NOI growth of 5.0% and raised our average annual rent escalators to 2.8%. We also further strengthened our balance sheet in 2024, ending the year at 5.9x net debt to Adjusted EBITDA. We continue to focus on growing EBITDA and deleveraging as we lease up assets, mark rents to market and deliver contractual rent growth. Also, during the quarter, we acquired four Class A properties and substantially completed our 625,000 square foot build-to-suit, further increasing our Sunbelt market exposure. We are pleased with our 2024 accomplishments and we believe we are well-positioned to continue benefiting from long-term demographic and advanced manufacturing trends in our markets."

FINANCIAL RESULTS
Revenues
For the quarter ended December 31, 2024, total gross revenues were $100.9 million, compared with total gross revenues of $83.0 million for the quarter ended December 31, 2023. The increase is primarily attributable to additional rental revenue of $15.0 million related to a tenant exercising a purchase option in a sales-type lease, revenue from acquisitions, rent increases and stabilized development projects, offset by sales.
Net Income Attributable to Common Shareholders
For the quarter ended December 31, 2024, net income attributable to common shareholders was $31.4 million, or $0.11 per diluted share, compared with net income attributable to common shareholders for the quarter ended December 31, 2023 of $13.0 million, or $0.04 per diluted share.

Adjusted Company FFO
For the quarter ended December 31, 2024, LXP generated Adjusted Company FFO of $47.0 million, or $0.16 per diluted share, compared to Adjusted Company FFO for the quarter ended December 31, 2023 of $51.4 million, or $0.17 per diluted share.
Dividends
LXP previously announced that it declared a regular quarterly common share dividend for the quarter ending December 31, 2024 of $0.135 per common share, which was paid on January 15, 2025 to common shareholders of record as of December 31, 2024.

LXP also previously announced that it declared a cash dividend of $0.8125 per share of Series C Cumulative Convertible Preferred Stock (“Series C Preferred”) for the quarter ended December 31, 2024, which is expected to be paid on February 18, 2025, to shareholders of record as of January 31, 2025.

TRANSACTION ACTIVITY

ACQUISITION TRANSACTIONS
Market	Sq. Ft.	Initial Cost Basis ($000)	Approximate Lease Term (Yrs)	% Leased at Acquisition
Savannah, GA	204,824	$ 34,267	9.3	100%
Atlanta, GA	447,753	47,897	2.8	100%
Atlanta, GA	273,576	30,238	4.6	100%
Houston, TX	248,240	45,202	9.3	100%
	1,174,393	$ 157,604

PLACED IN SERVICE DEVELOPMENT
Market	Sq. Ft.	Initial Cost Basis ($000)(1)	Approximate Lease Term (Yrs)	% Leased
Greenville/Spartanburg, SC(2)	625,238	$ 66,324	12.0	100%
1.Excludes leasing costs, incomplete costs and developer incentive fees if any.
2.During 2024, LXP acquired a 59.1-acre land parcel for a purchase price of $3.4 million and completed construction of a build-to-suit facility subject to a 12-year lease, which was occupied by the tenant and placed into service in December 2024.
Total 2024 acquisition and build-to-suit activity was approximately $232.0 million, including estimated remaining costs, at aggregate weighted-average GAAP and Cash stabilized capitalization rates of 7.1% and 6.3%, respectively.

LAND HELD FOR INDUSTRIAL DEVELOPMENT

Project (% owned)	Market	Approximate Acres	GAAP Investment Balance as of 12/31/24 ($000)	LXP Amount Funded as of 12/31/24 ($000)(1)
Consolidated:
Reems & Olive (95.5%)(2)	Phoenix, AZ	315	$ 75,324	$ 74,175
Mt. Comfort Phase II (80%)	Indianapolis, IN	116	5,771	4,658
ATL Fairburn JV(100%)	Atlanta, GA	14	1,732	1,768
		445	$ 82,827	$ 80,601

Project (% owned)	Market	Approximate Acres	GAAP Investment Balance as of 12/31/24 ($000)	LXP Amount Funded as of 12/31/24 ($000)(1)
Non-consolidated:
ETNA Park 70 (90%)(3)	Columbus, OH	48	$ 9,732	$ 11,448
ETNA Park 70 East (90%)	Columbus, OH	21	2,360	2,956
		69	$ 12,092	$ 14,404
1.Excludes noncontrolling interests' share.
2.During 2024, Reems & Olive incurred $5.9 million of costs related to infrastructure development that are recorded in investments in real estate under construction on the consolidated balance sheets.
3.Four acres of land were transferred to construction in progress to develop a lay down yard for the 250,020 square foot industrial facility in the Columbus, Ohio market.

PROPERTY DISPOSITIONS
Location	Gross Disposition Price ($000)	Month of Disposition	% Leased
Minooka, IL (1)	$ 36,250	October	100%
Minooka, IL (1)	50,000	October	100%
Minooka, IL (1)	50,450	October	100%
Phoenix, AZ (2)	86,522	December	100%
	$ 223,222
1. Non-target market.
2. Tenant exercised its purchase option to acquire the leased land in Phoenix, Arizona for a gross sales price of $86.5 million, resulting in additional rental revenue of $15.0 million.

The above properties were sold at aggregate weighted-average GAAP and Cash capitalization rates of 6.9% and 5.8%, respectively. Total consolidated 2024 industrial property disposition volume was $251.8 million at aggregate weighted-average GAAP and Cash capitalization rates of 6.9% and 6.0%, respectively. In addition, the remaining two consolidated office properties were sold in 2024.

LEASING
During the fourth quarter of 2024, LXP executed the following new and extended leases:

	NEW LEASES - SECOND GENERATION

	Location		Lease Expiration Date	Sq. Ft.
1	Lockbourne	OH	06/2035	320,190

1	TOTAL NEW LEASES - SECOND GENERATION			320,190

	LEASE EXTENSIONS - SECOND GENERATION

	Location		Prior Term	Lease Expiration Date	Sq. Ft.
1	Rockford	IL	12/2024	12/2027	150,000
2	Antioch	TN	09/2025	09/2032	117,600
3	Greer	SC	09/2025	09/2030	396,073

3	TOTAL EXTENDED LEASES - SECOND GENERATION				663,673

4	TOTAL NEW AND EXTENDED LEASES - SECOND GENERATION				983,863
As of December 31, 2024, LXP's stabilized portfolio was 93.6% leased. A total of 4.5 million square feet of new and extended leases were executed during 2024, with Base and Cash Base Rents increasing by 22.9% and 17.7% (46.5% and 39.7%, respectively, excluding tenant improvement reimbursements in one lease and a fixed-rate renewal).
BALANCE SHEET
LXP ended the quarter with net debt to Adjusted EBITDA at 5.9x. LXP's total consolidated debt was $1.6 billion at quarter end. The total consolidated debt had a weighted-average term to maturity of 5.5 years and a weighted-average interest rate of 3.68% as of December 31, 2024.
2025 EARNINGS GUIDANCE
LXP estimates that its net income attributable to common shareholders for the year ended December 31, 2025 will be within an expected range of $0.01 to $0.05 per diluted common share. LXP estimates that its Adjusted Company FFO for the year ended December 31, 2025, will be within an expected range of $0.61 to $0.65 per diluted common share. This guidance is forward looking, excludes the impact of certain items and is based on current expectations.
FOURTH QUARTER 2024 CONFERENCE CALL
LXP will host a conference call today February 13, 2025, at 8:30 a.m. Eastern Time, to discuss its results for the quarter ended December 31, 2024. Interested parties may participate in this conference call by dialing 1-888-660-6082 (U.S.) or 1-929-201-6604 (All other locations). Access code is 1576583. A replay of the call will be available through February 20, 2025, at 1-800-770-2030 (U.S.) or 1-609-800-9909 (all other locations); pin code for all replay numbers is 1576583. A link to a live webcast of the conference call is available at www.lxp.com within the Investors section.
LXP Industrial Trust (NYSE: LXP) is a publicly traded real estate investment trust (REIT) focused on Class A warehouse and distribution investments in target markets across the Sunbelt and lower Midwest. LXP seeks to expand its warehouse and distribution portfolio through acquisitions, build-to-suit transactions, sale-leaseback transactions, development projects and other transactions. For more information, including LXP's Quarterly Supplemental Information package, or to follow LXP on social media, visit www.lxp.com.

Contact:
Investor or Media Inquiries for LXP Industrial Trust:
Heather Gentry, Executive Vice President of Investor Relations
LXP Industrial Trust
Phone: (212) 692-7200 E-mail: hgentry@lxp.com

This release contains certain forward-looking statements which involve known and unknown risks, uncertainties or other factors not under LXP's control which may cause actual results, performance or achievements of LXP to be materially different from the results, performance, or other expectations implied by these forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, those discussed under the headings “Management's Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors” in LXP's periodic reports filed with the Securities and Exchange Commission, including risks related to: (1) national, regional and local economic and political climates and changes in applicable governmental regulations and tax legislation, (2) the outbreak of highly infectious or contagious diseases and natural disasters, (3) authorization by LXP's Board of Trustees of future dividend declarations, (4) LXP's ability to achieve its estimates of net income attributable to common shareholders and Adjusted Company FFO for the year ending December 31, 2025, (5) the successful consummation of any lease, acquisition, development, build-to-suit, disposition, financing or other transaction, including achieving any estimated yields (6) the failure to continue to qualify as a real estate investment trust, (7) changes in general business and economic conditions, including the impact of any legislation, (8) competition, (9) inflation and increases in operating costs, (10) labor shortages, (11) supply chain disruption and increases in real estate construction costs and raw materials costs and construction schedule delays, (12) defaults or non-renewals of significant tenant leases, (13) changes in financial markets and interest rates, (14) changes in accessibility of debt and equity capital markets, (15) future impairment charges, and (16) risks related to our investments in our non-consolidated joint ventures. Copies of the periodic reports LXP files with the Securities and Exchange Commission are available on LXP's web site at www.lxp.com. Forward-looking statements, which are based on certain assumptions and describe LXP's future plans, strategies and expectations, are generally identifiable by use of the words “believes,” “expects,” “intends,” “anticipates,” “estimates,” “projects”, “may,” “plans,” “predicts,” “will,” “will likely result,” “is optimistic,” “goal,” “objective” or similar expressions. Except as required by law, LXP undertakes no obligation to publicly release the results of any revisions to those forward-looking statements which may be made to reflect events or circumstances after the occurrence of unanticipated events. Accordingly, there is no assurance that LXP's expectations will be realized.
References to LXP refer to LXP Industrial Trust and its consolidated subsidiaries. All interests in properties and loans are held, and all property operating activities are conducted, through special purpose entities, which are separate and distinct legal entities that maintain separate books and records, but in some instances are consolidated for financial statement purposes and/or disregarded for income tax purposes. The assets and credit of each special purpose entity with a property subject to a mortgage loan are not available to creditors to satisfy the debt and other obligations of any other person, including any other special purpose entity or affiliate. Consolidated entities that are not property owner subsidiaries do not directly own any of the assets of a property owner subsidiary (or the general partner, member of managing member of such property owner subsidiary), but merely hold partnership, membership or beneficial interests therein which interests are subordinate to the claims of the property owner subsidiary's (or its general partner's, member's or managing member's) creditors.

Non-GAAP Financial Measures - Definitions
LXP has used non-GAAP financial measures as defined by the Securities and Exchange Commission Regulation G in this Quarterly Earnings Release and in other public disclosures.
LXP believes that the measures defined below are helpful to investors in measuring our performance or that of an individual investment. Since these measures exclude certain items which are included in their respective most comparable measures under generally accepted accounting principles (“GAAP”), reliance on the measures has limitations; management compensates for these limitations by using the measures simply as supplemental measures that are weighed in balance with other GAAP measures. These measures are not necessarily indications of our cash flow available to fund cash needs. Additionally, they should not be used as an alternative to the respective most comparable GAAP measures when evaluating LXP's financial performance or cash flow from operating, investing or financing activities or liquidity.

Adjusted EBITDA: Adjusted EBITDA represents EBITDA (earnings before interest expense, taxes, depreciation and amortization) modified to include other adjustments to GAAP net income for gains on sales of properties or changes in control, impairment charges, debt satisfaction gains (losses), net, non-cash charges, net, straight-line adjustments, non-recurring charges, the non-cash and purchase option impact of sales-type leases and adjustments for pro-rata share of non-wholly owned entities. LXP's calculation of Adjusted EBITDA may not be comparable to similarly titled measures used by other companies. LXP believes that net income is the most directly comparable GAAP measure to Adjusted EBITDA.
Base Rent: Base Rent is calculated by making adjustments to GAAP rental revenue to exclude billed tenant reimbursements and lease termination income and to include ancillary income. Base Rent excludes reserves/write-offs of deferred rent receivable, as applicable. LXP believes Base Rent provides a meaningful measure due to the net lease structure of leases in the portfolio.
Cash Base Rent: Cash Base Rent is calculated by making adjustments to GAAP rental revenue to remove the impact of GAAP required adjustments to rental income such as adjustments for straight-line rents related to free rent periods and contractual rent increases. Cash Base Rent excludes billed tenant reimbursements, non-cash sales-type lease income and lease termination income, and includes ancillary income. LXP believes Cash Base Rent provides a meaningful indication of an investments ability to fund cash needs.
Company Funds Available for Distribution (“FAD”): FAD is calculated by making adjustments to Adjusted Company FFO (see below) for (1) straight-line adjustments, (2) lease incentive amortization, (3) amortization of above/below market leases, (4) lease termination payments, net, (5) non-cash income related to sales-type leases, (6) non-cash interest, (7) non-cash charges, net, (8) capitalized interest and internal costs, (9) cash paid for second generation tenant improvements, and (10) cash paid for second generation lease costs. Although FAD may not be comparable to that of other real estate investment trusts (“REITs”), LXP believes it provides a meaningful indication of its ability to fund its cash needs. FAD is a non-GAAP financial measure and should not be viewed as an alternative measurement of operating performance to net income, as an alternative to net cash flows from operating activities or as a measure of liquidity.
First Generation Costs: Represents cash spend for tenant improvements, leasing costs and expenditures contemplated at acquisition for recently acquired properties with vacancy. Because all companies do not calculate First Generation Costs the same way, LXP's presentation may not be comparable to similarly titled measures of other companies.
Funds from Operations (“FFO”) and Adjusted Company FFO: LXP believes that Funds from Operations, or FFO, which is a non-GAAP measure, is a widely recognized and appropriate measure of the performance of an equity REIT. LXP believes FFO is frequently used by securities analysts, investors and other interested parties in the evaluation of REITs, many of which present FFO when reporting their results. FFO is intended to exclude GAAP historical cost depreciation and amortization of real estate and related assets, which assumes that the value of real estate diminishes ratably over time. Historically, however, real estate values have risen or fallen with market conditions. As a result, FFO provides a performance measure that, when compared year over year, reflects the impact to operations from trends in occupancy rates, rental rates, operating costs, development activities, interest costs and other matters without the inclusion of depreciation and amortization, providing perspective that may not necessarily be apparent from net income.
The National Association of Real Estate Investment Trusts, or Nareit, defines FFO as “net income (calculated in accordance with GAAP), excluding depreciation and amortization related to real estate, gains and losses from the sales of certain real estate assets, gains and losses from change in control and impairment write-downs of certain real estate assets and investments in entities when the impairment is directly attributable to decreases in value of depreciable real estate held by the entity. The reconciling items include amounts to adjust earnings from consolidated partially-owned entities and equity in earnings of unconsolidated affiliates to FFO.” FFO does not represent cash generated from operating activities in accordance with GAAP and is not indicative of cash available to fund cash needs.
LXP presents FFO available to common shareholders - basic and also presents FFO available to all equityholders - diluted on a company-wide basis as if all securities that are convertible, at the holder's option, into LXP’s common shares, are converted at the beginning of the period. LXP also presents Adjusted Company FFO available to all equityholders - diluted which adjusts FFO available to all equityholders - diluted for certain items which we believe are not indicative of the operating results of LXP's real estate portfolio and not comparable from period to period. LXP believes this is an appropriate presentation as it is frequently requested by security analysts, investors and other interested parties. Since others do not calculate these measures in a similar fashion, these measures may not be comparable to similarly titled measures as reported by others. These measures should not be considered as an alternative to net income as an indicator of LXP’s operating performance or as an alternative to cash flow as a measure of liquidity.
GAAP and Cash Yield or Capitalization Rate: GAAP and cash yields or capitalization rates are measures of operating performance used to evaluate the individual performance of an investment. These measures are estimates and are not presented or intended to be viewed as a liquidity or performance measure that present a numerical measure of LXP's historical or future financial performance, financial position or cash flows. The yield or capitalization rate is calculated by dividing the annualized NOI (as defined below, except GAAP rent adjustments are added back to rental income to calculate GAAP yield or capitalization rate) the investment is expected to generate, (or has generated) divided by the acquisition/completion cost, (or sale price). Stabilized yields assume 100% occupancy and the payment of estimated costs to achieve 100% occupancy excluding developer incentive fees or partner promotes, if any.
Net Operating Income (“NOI”): NOI is a measure of operating performance used to evaluate the individual performance of an investment. This measure is not presented or intended to be viewed as a liquidity or performance measure that presents a numerical measure of LXP's historical or future financial performance, financial position or cash flows. LXP defines NOI as operating revenues (rental income (less GAAP rent adjustments, non-cash income and purchase option income related to sales-type leases and lease termination income, net), and other property income) less property operating expenses. Other REITs may use different methodologies for calculating NOI, and accordingly, LXP's NOI may not be comparable to other companies. Because NOI excludes general and administrative expenses, interest expense, depreciation and amortization, acquisition-related expenses, other nonproperty income and losses, and gains and losses from property dispositions, it provides a performance measure that, when compared year over year, reflects the revenues and expenses directly associated with owning and operating commercial real estate and the impact to operations from trends in occupancy rates, rental rates, and operating costs, providing a perspective on operations not immediately apparent from net income. LXP believes that net income is the most directly comparable GAAP measure to NOI.
Same-Store NOI: Same-Store NOI represents the NOI for consolidated properties that were owned, stabilized and included in our portfolio for two comparable reporting periods. As Same-Store NOI excludes the change in NOI from acquired, expanded and disposed of properties, it highlights operating trends such as occupancy levels, rental rates and operating costs on properties. Other REITs may use different methodologies for calculating Same-Store NOI, and accordingly, LXP's Same-Store NOI may not be comparable to other REITs. Management believes that Same-Store NOI is a useful supplemental measure of LXP's operating performance. However, Same-Store NOI should not be viewed as an alternative measure of LXP's financial performance since it does not reflect the operations of LXP's entire portfolio, nor does it reflect the impact of general and administrative expenses, acquisition-related expenses, interest expense, depreciation and amortization costs, other nonproperty income and losses, the level of capital expenditures and leasing costs necessary to maintain the operating performance of LXP's properties, or trends in development and construction activities which are significant economic costs and activities that could materially impact LXP's results from operations. LXP believes that net income is the most directly comparable GAAP measure to Same-Store NOI.
Second Generation Costs: Represents cash spend for tenant improvements and leasing costs to maintain revenues at existing properties and are a component of the FAD calculation. LXP believes that second generation building improvements represent an investment in existing stabilized properties.
Stabilized Portfolio: All real estate properties other than non-stabilized properties. LXP considers stabilization to occur upon the earlier of 90% occupancy of the property or one year from the cessation of major construction activities. Non-stabilized, substantially completed development projects are classified within investments in real estate under construction. If some portions of a development project are substantially complete and ready for use and other portions have not yet reached that stage, LXP ceases capitalizing costs on the completed portion of the project but continues to capitalize costs for the incomplete portion. When a portion of the development project is substantially complete and ready for its intended use, the project is placed in service and depreciation commences.

LXP INDUSTRIAL TRUST AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited and in thousands, except share and per share data)

	Three months ended December 31,		Twelve months ended December 31,
	2024	2023	2024	2023
Gross revenues:
Rental revenue	$ 99,829	$ 81,894	$ 354,353	$ 334,220
Other revenue	1,022	1,062	4,105	6,283
Total gross revenues	100,851	82,956	358,458	340,503
Expense applicable to revenues:
Depreciation and amortization	(48,620)	(46,220)	(192,863)	(183,524)
Property operating	(14,832)	(12,717)	(60,513)	(58,394)
General and administrative	(10,311)	(9,468)	(40,045)	(36,334)
Transaction costs	—	—	(498)	(4)
Non-operating income	562	2,251	7,707	2,982
Interest and amortization expense	(15,853)	(13,887)	(66,477)	(46,389)
Debt satisfaction losses, net	—	(132)	—	(132)
Impairment charges	—	—	—	(16,490)
Change in allowance for credit loss	112	3	61	32
Gains on sales of properties	20,446	17,977	39,848	33,010
Gain on change in control of a subsidiary	—	—	209	—
Income before benefit (provision) for income taxes and equity in earnings (losses) of non-consolidated entities	32,355	20,763	45,887	35,260
Benefit (provision) for income taxes	356	(57)	127	(703)
Equity in earnings (losses) of non-consolidated entities	265	(1,219)	(3,179)	1,366
Net income	32,976	19,487	42,835	35,923
Less (net income) loss attributable to noncontrolling interests	55	(4,886)	1,699	(5,540)
Net income attributable to LXP Industrial Trust shareholders	33,031	14,601	44,534	30,383
Dividends attributable to preferred shares – Series C	(1,572)	(1,572)	(6,290)	(6,290)
Allocation to participating securities	(70)	(44)	(322)	(230)
Net income attributable to common shareholders	$ 31,389	$ 12,985	$ 37,922	$ 23,863

Net income attributable to common shareholders – per common share basic	$ 0.11	$ 0.04	$ 0.13	$ 0.08
Weighted-average common shares outstanding – basic	291,666,746	290,420,220	291,472,930	290,245,877

Net income attributable to common shareholders – per common share diluted	$ 0.11	$ 0.04	$ 0.13	$ 0.08
Weighted-average common shares outstanding – diluted	291,732,489	291,325,979	291,559,993	291,193,514

LXP INDUSTRIAL TRUST AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
As of December 31,
(Unaudited and in thousands, except share and per share data)

	2024	2023
Assets:
Real estate, at cost	$ 4,176,294	$ 3,774,239
Real estate - intangible assets	318,444	314,525
Land held for development	82,827	80,743
Investments in real estate under construction	5,947	319,355
Real estate, gross	4,583,512	4,488,862
Less: accumulated depreciation and amortization	1,047,166	904,709
Real estate, net	3,536,346	3,584,153
Assets held for sale	—	9,168
Right-of-use assets, net	16,484	19,342
Cash and cash equivalents	101,836	199,247
Restricted cash	237	216
Short-term investments	—	130,140
Investment in non-consolidated entities	40,018	48,495
Deferred expenses, net	39,820	35,008
Investment in a sales-type lease, net	—	63,464
Rent receivable - current	2,052	5,327
Rent receivable - deferred	85,757	80,421
Other assets	20,762	17,794
Total assets	$ 3,843,312	$ 4,192,775

Liabilities and Equity:
Liabilities:
Mortgages and notes payable, net	$ 54,930	$ 60,124
Term loan payable, net	297,814	296,764
Senior notes payable, net	1,089,373	1,286,145
Trust preferred securities, net	127,893	127,794
Dividends payable	41,164	39,610
Liabilities held for sale	—	417
Operating lease liabilities	17,114	20,233
Accounts payable and other liabilities	57,055	57,981
Accrued interest payable	10,517	11,379
Deferred revenue - including below market leases, net	6,751	9,428
Prepaid rent	19,918	17,443
Total liabilities	1,722,529	1,927,318

Commitments and contingencies
Equity:
Preferred shares, par value $0.0001 per share; authorized 100,000,000 shares,
Series C Cumulative Convertible Preferred, liquidation preference $96,770 and 1,935,400 shares issued and outstanding	94,016	94,016
Common shares, par value $0.0001 per share; authorized 600,000,000 shares, 294,499,790 and 293,449,088 shares issued and outstanding in 2024 and 2023, respectively	29	29
Additional paid-in-capital	3,315,104	3,330,383
Accumulated distributions in excess of net income	(1,316,993)	(1,201,824)
Accumulated other comprehensive income	6,136	9,483
Total shareholders’ equity	2,098,292	2,232,087
Noncontrolling interests	22,491	33,370
Total equity	2,120,783	2,265,457
Total liabilities and equity	$ 3,843,312	$ 4,192,775

LXP INDUSTRIAL TRUST AND SUBSIDIARIES
EARNINGS PER SHARE
(Unaudited and in thousands, except share and per share data)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2024	2023	2024	2023
EARNINGS PER SHARE:

Basic:
Net income attributable to common shareholders	$ 31,389	$ 12,985	$ 37,922	$ 23,863

Weighted-average common shares outstanding - basic	291,666,746	290,420,220	291,472,930	290,245,877

Net income attributable to common shareholders - per common share basic	$ 0.11	$ 0.04	$ 0.13	$ 0.08

Diluted:
Net income attributable to common shareholders - basic	$ 31,389	$ 12,985	$ 37,922	$ 23,863
Impact of assumed conversions	—	5	—	(58)
Net income attributable to common shareholders	$ 31,389	$ 12,990	$ 37,922	$ 23,805

Weighted-average common shares outstanding - basic	291,666,746	290,420,220	291,472,930	290,245,877
Effect of dilutive securities:
Unvested share-based payment awards	65,743	109,904	87,063	127,251
Operating Partnership Units	—	795,855	—	820,386
Weighted-average common shares outstanding - diluted	291,732,489	291,325,979	291,559,993	291,193,514

Net income attributable to common shareholders - per common share diluted	$ 0.11	$ 0.04	$ 0.13	$ 0.08

LXP INDUSTRIAL TRUST AND SUBSIDIARIES
ADJUSTED COMPANY FUNDS FROM OPERATIONS & FUNDS AVAILABLE FOR DISTRIBUTION
(Unaudited and in thousands, except share and per share data)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2024	2023	2024	2023
FUNDS FROM OPERATIONS:
Basic and Diluted:
Net income attributable to common shareholders	$ 31,389	$ 12,985	$ 37,922	$ 23,863
Adjustments:
Depreciation and amortization of real estate	47,130	45,070	187,109	179,554
Impairment charges - real estate, including our share of non-consolidated entities	295	1,369	295	17,859
Noncontrolling interests - OP units	—	5	—	(58)
Amortization of leasing commissions	1,490	1,150	5,754	3,970
Joint venture and noncontrolling interest adjustment	1,287	7,000	5,836	13,168
Gains on sales of properties, including our share of non-consolidated entities	(21,554)	(17,978)	(41,239)	(38,796)
Gain on change in control of a subsidiary	—	—	(209)	—
FFO available to common shareholders - basic	60,037	49,601	195,468	199,560
Preferred dividends	1,572	1,572	6,290	6,290
Amount allocated to participating securities	70	44	322	230
FFO available to all equityholders - diluted	61,679	51,217	202,080	206,080
Sales-type lease income attributable to the exercise of a purchase option (1)	(14,991)	—	(14,991)	—
Allowance for credit loss	(112)	(3)	(61)	(32)
Transaction costs, including our share of non-consolidated entities(2)	—	—	518	4
Debt satisfaction losses, net, including our share of non-consolidated entities	(555)	138	(552)	138
Non-recurring costs (3)	250	—	1,788	—
Noncontrolling interest adjustments	680	—	578	1
Adjusted Company FFO available to all equityholders - diluted	46,951	51,352	189,360	206,191

FUNDS AVAILABLE FOR DISTRIBUTION:
Adjustments:
Straight-line adjustments	(1,240)	(1,750)	(7,272)	(9,688)
Lease incentives	432	125	1,330	439
Amortization of above/below market leases	(1,054)	(449)	(2,654)	(1,796)
Sales-type lease non-cash income	(475)	(574)	(2,303)	(2,199)
Non-cash interest	1,109	1,028	4,524	3,487
Non-cash charges, net	2,794	2,195	10,243	8,934
Capitalized interest and internal costs	(741)	(2,842)	(4,558)	(12,002)
Second generation tenant improvements	(1,846)	(982)	(3,091)	(2,619)
Second generation lease costs	(2,351)	(3,788)	(13,707)	(5,521)
Joint venture and non-controlling interests adjustment	(46)	102	(245)	(569)
Company Funds Available for Distribution	$ 43,533	$ 44,417	$ 171,627	$ 184,657

Per Common Share Amounts
Basic:
FFO	$ 0.21	$ 0.17	$ 0.67	$ 0.69

Diluted:
FFO	$ 0.21	$ 0.17	$ 0.68	$ 0.70
Adjusted Company FFO	$ 0.16	$ 0.17	$ 0.64	$ 0.70

Weighted-Average Common Shares
Basic:
Weighted-average common shares outstanding - basic EPS	291,666,746	290,420,220	291,472,930	290,245,877
Operating partnership units(4)	—	795,855	—	820,386
Weighted-average common shares outstanding - basic FFO	291,666,746	291,216,075	291,472,930	291,066,263

Diluted:
Weighted-average common shares outstanding - diluted EPS	291,732,489	291,325,979	291,559,993	291,193,514
Preferred shares - Series C	4,710,570	4,710,570	4,710,570	4,710,570
Weighted-average common shares outstanding - diluted FFO	296,443,059	296,036,549	296,270,563	295,904,084
(1) Additional rental revenue recognized upon a tenant exercising its purchase option in a sales-type lease.
(2) Transaction costs including costs associated with terminated investments, such as non-refundable deposits and legal costs.
(3) Includes non-recurring expenses for severance expense.
(4) Includes OP units other than OP units that were held by us.

LXP INDUSTRIAL TRUST AND CONSOLIDATED SUBSIDIARIES
RECONCILIATION OF NON-GAAP MEASURES

2025 EARNINGS GUIDANCE
	Twelve Months Ended December 31, 2025
	Range
Estimated:
Net income attributable to common shareholders per diluted common share(1)	$ 0.01	$ 0.05
Depreciation and amortization	0.69	0.69
Impact of capital transactions	(0.09)	(0.09)
Estimated Adjusted Company FFO per diluted common share	$ 0.61	$ 0.65
(1) Assumes all convertible securities are dilutive.